GENERAL MARITIME CORPORATION


CONTACT:
John C. Georgiopoulos
Chief Financial Officer
General Maritime Corporation
(212) 763-5670


                     GENERAL MARITIME CORPORATION ANNOUNCES
               FOURTH QUARTER AND FULL YEAR 2003 FINANCIAL RESULTS

                       Achieves Record Full Year Earnings

New York, New York, February 11, 2004 - General Maritime Corporation (NYSE: GMR) today reported its financial results for the three month and full year periods ended December 31, 2003 and 2002.

                     Financial Review: 2003 Fourth Quarter

The Company had net income of $7.4 million, or $0.20 basic and diluted earnings per share, for the three months ended December 31, 2003 compared to a loss of $1.7 million, or $(0.05) basic and diluted earnings per share, for the three months ended December 31, 2002. Included in net income, for the three months ended December 31, 2003, is an $18.8 million non-cash charge related to the write down of five of the Company's nine single hull tankers. Excluding this write down, the Company would have had net income of $26.2 million, or $0.71 basic earnings per share and $0.70 diluted earnings per share. The increase in net income was primarily the result of a larger fleet and stronger spot charter rates during the fourth quarter relative to the fourth quarter of 2002.

Peter C. Georgiopoulos, Chairman, Chief Executive Officer and President, commented, "2003 was a significant and pivotal year for General Maritime as the Company further expanded its leadership in the industry. During the year, we completed the milestone acquisition of 19 tankers, became the second largest mid-sized tanker owner, posted record earnings and increased our profit potential going forward. We also utilized the strong cash flow we generated from our sizeable fleet to significantly reduce our debt levels. Our unwavering commitment to preserving the Company's financial strength provides General Maritime with a high level of flexibility to take advantage of strategic opportunities to grow the company as we have done in the past."

Net voyage revenue, which is gross voyage revenues minus voyage expenses unique to a specific voyage (including port, canal and fuel costs), increased 127% to $96.5 million for the three months ended December 31, 2003 compared to $42.4 million for the three months ended December 31, 2002. EBITDA for the three months ended December 31, 2003 was $43.0 million compared to $16.7 million for the three months ended December 31, 2002. Net cash provided by operating activities was $54.2 million for the three months ended December 31, 2003 compared to $11.0 million for the prior year period (please see below for a reconciliation of EBITDA to net cash provided by operating activities).

The average daily time charter equivalent, or TCE, rates obtained by the Company's full fleet increased by 45.3% to $24,433 per day for the three months ended December 31, 2003 from $16,812 for the prior year period. The Company's average rates for vessels on spot charters increased by 55.9% to $25,344 for the three months ended December 31, 2003 compared to $16,260 for the prior year period.

Total vessel operating expenses, which are direct vessel operating expenses and general and administrative expenses, increased 106% to $35.3 million for the three months ended December 31, 2003 from $17.1 million for the three months ended December 31, 2002. During the same periods, the average size of General Maritime's fleet increased 57.9% to 45.0 vessels from 28.5 vessels due to the acquisition of 19 tankers and sale of four tankers in 2003. Total daily vessel operating expenses increased 30.3% to $8,526 per vessel day during the fourth quarter of 2003 from $6,541 per vessel day during the same period in 2002. Daily direct vessel operating expenses grew due to the increased percentage of Suezmax vessels in the Company's fleet, maintenance and repair costs, and decline in the dollar against the Euro which made Euro denominated costs in 2003 more expensive.

                          Financial Review: Year 2003

Net income was $84.5 million, or $2.29 basic earnings per share and $2.26 diluted earnings per share for the year ended December 31, 2003 compared to a loss of $(9.7) million, or $(0.26) basic and diluted loss per share, for the year ended December 31, 2002. Excluding the $18.8 million write down taken in the fourth quarter of 2003, the Company would have had net income of $103.3 million, or $2.79 basic earnings per share and $2.77 diluted earnings per share.

Net voyage revenues were up 131% to $336.6 million for the year ended December 31, 2003 compared to $145.6 million for the year ended December 31, 2002. EBITDA was $204.5 million for the year ended December 31, 2003 compared to $65.2 million for the year ended December 31, 2002. Net cash provided by operating activities was $178.1 million for the year ended December 31, 2003 compared to $43.6 million for the prior year period. TCE rates obtained by the Company's fleet increased 62.3% to $23,596 per day for the year ended December 31, 2003 from $14,542 for the prior year period.

Total Vessel operating expenses for the year ended December 31, 2003 increased 71% to $114.8 million compared to $67.3 million for the year ended December 31 2002. On a daily basis total vessel operating expenses increased 21.4% to $7,750 per vessel day compared to $6,384 for the year ago period

Mr. Georgiopoulos continued, "General Maritime continues to take advantage of its large diversified fleet to both solidify its leadership in the Atlantic basin and further penetrate areas of expanding global oil production. An example of this success is the contract of affreightment (COA) agreement we signed with Shell International Trading and Shipping Company. General Maritime's success in entering into this agreement is a direct result of its leadership position in the industry, and its high quality fleet and operations. We intend to continue to explore similar opportunities that enhance our commercial potential and provide value to our shareholders."

                  Summary Consolidated Financial and Other Data
                  ---------------------------------------------

The following table summarizes General Maritime Corporation's selected consolidated financial and other data for the three months and full year ended December 31, 2003 and 2002. Attached to this press release is an Appendix, which contains additional financial, operational and other data for the three months and full year ended December 31, 2003 and 2002.


                                                                           Three month ended            12 months ended
                                                                        December-03  December-02    Decembe -03  December-02
                                                                        -----------  -----------    -----------  -----------
INCOME STATEMENT DATA
(Dollars in thousands, except share data)
Voyage revenues
Voyage expenses                                                       $ 126,867    $ 63,879        $ 454,456   $ 226,357
   Net voyage revenues                                                  (30,334)    (21,446)        (117,810)    (80,790)
                                                                       ---------   ---------        ---------   ---------
Direct vessel expenses                                                   96,533      42,433          336,646     145,567
General and administrative expenses                                      28,015      13,658           91,981      55,241
Depreciation and amortization                                             7,268       3,472           22,866      12,026
Net gain on sale of vessels                                              25,448      15,123           84,925      60,431
Write down of vessels                                                      (560)       (266)          (1,490)       (266)
   Operating income                                                      18,803       8,846           18,803      13,366
                                                                       ---------   ---------        ---------   ---------
Net interest expense                                                     17,559       1,600          119,561       4,769
   Net income (loss)                                                     10,204       3,337           35,043      14,511
                                                                       =========   =========        =========   =========
                                                                          7,355      (1,737)          84 518      (9,742)
   Basic earnings (loss) per share                                    $    0.20    $  (0.05)       $    2.29   $   (0.26)
   Diluted earnings (loss) per share                                       0.20    $  (0.05)            2.26   $   (0.26)
   Weighted average shares outstanding, thousands                        36,974      36,965           36,967      36,981
   Diluted average shares outstanding, thousands                         37,467      36,965           37,356      36,981

                                                                                                    12 months   12 months
                                                                                                      ended       ended
                                                                                                    December-03  December-02
                                                                                                    ----------- -----------
BALANCE SHEET DATA, at end of period
(Dollars in thousands)
Cash                                                                                                  38,905       2,681
Current assets, including cash                                                                       102,473      43,841
Total assets                                                                                       1,263,578     782,277
   Current liabilities, including current portion of long-term debt                                   89,771      77,519
   Current portion of long-term debt                                                                  59,553      62,003
Total long-term debt, including current portion                                                      655,670     280,011
Shareholders' equity                                                                                 568,880     481,636

                                                                          Three months ended            12 months ended
                                                                        December-03  December-02    December-03  December-02
                                                                        -----------  -----------    -----------  -----------

OTHER FINANCIAL DATA
(Dollars in thousands)
EBITDA (1)                                                            $  43,007    $ 16,723        $ 204,486      65,200
Net cash provided by operating activities                                54,150      11,002          178,112      43,637
Net cash provided (used) by investing activities                         23,864       2,197         (502,919)      2,034
Net cash provided (used) by financing activities                        (54,362)    (14,838)         361,031     (60,176)
Capital expenditures
   Vessel sales (purchases), including deposits net                      24,254       2,251         (501,242)      2,251
   Drydocking capitalized survey or improvement costs                    (4,729)     (3,198)         (14,137)    (13,546)
Weighted average long-term debt                                         686,278     292,208          601,086     313,537
FLEET DATA
Total number of vessels at end of period                                     43          28               43          28
Average number of vessels (2)                                              45.0        28.5             40.6        28.9
Total voyage days for fleet (3)                                           3,951       2,524           14,267      10,010
   Total time charter days for fleet                                      1,020         317            2,804       1,490
   Total spot market days for fleet                                       2,931       2,207           11,463       8,520
Total calendar days for fleet (4)                                         4,138       2,619           14,818      10,536
Fleet utilization (5)                                                      95.5%       96.4%            96.3%       95.0%
AVERAGE DAILY RESULTS
Time Charter equivalent (6)                                           $  24,433    $ 16,812        $  23,596   $  14,542
Direct vessel operating expenses per vessel (7)                           6,770       5,215            6,207       5,243
General and administrative expense per vessel (8)                         1,756       1,326            1,543       1,141
Total vessel operating expenses (9)                                       8,526       6,541            7,750       6,384

EBITDA(10)                                                               10,393       6,385           13,800       6,188

                                                                           Three month ended            12 months ended
                                                                        Decembe -03  December-02    December-03  December-02
                                                                        -----------  -----------    -----------  -----------

EBITDA Reconciliation
    Net cash provided by operating activites                          $  54,150    $ 11,002        $ 178,112   $  43,637
    - Write down/(gain on sale) of vessels                               18,243       8,580           17,313      13,100
    - Other reconciling adjustments                                         342          52              874          52
    - Changes in assets and liabilities                                   2,762     (11,016)          (9,518)    (20,204)
    + Net interest expense                                               10,204       3,337           35,043      14,511
           EBITDA                                                        43,007      16,723          204,486      65,200


----------
(1) EBITDA represents net cash provided by operating activities plus net interest expense, adjusted for. (a) certain noncash adjustments to net income such as gains and losses on sales of assets and amortization of restricted stock awards and (b) changes in certain assets and liabilities. EBITDA is included because it is used by certain investors. EBITDA is not an item recognized by GAAP, and should not be considered as an alternative to net cash provided by operating activities or any other indicator of a company's performance required by GAAP.

(2) Average number of vessels is the number of vessels that constituted our fleet for the relevant period, as measured by the sum of the number of days each vessels was part of our fleet during the period divided by the number of calendar days in that period.

(3) Voyage days for fleet are the total days our vessels were in our possession for the relevant period net of off hire days associated with major repairs, drydockings or special or intermediate surveys.

(4) Calendar days are the total days the vessels were in our  possession for the
relevant  period   including  off  hire  days  associated  with  major  repairs, drydockings or special or intermediate surveys.

(5) Fleet utilization is the percentage of time that our vessels were available for revenue generating voyage days, and is determined by dividing voyage days by calendar days for the relevant period.

(6) Time Charter Equivalent, or TCE, is a measure of the average daily revenue performance of a vessel on a per voyage basis. Our method of calculating TCE is consistent with industry standards and is determined by dividing net voyage revenue by voyage days.

(7) Daily direct vessel operating expenses, or DVOE, is calculated by dividing DVOE, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance and maintenance and repairs, by calendar days for the relevant time period.

(8) Daily general and administrative expense is calculated by dividing general and administrative expenses by vessel calendar days.

(9) Total Vessel Operating Expenses, or TVOE, is a measurement of our total expenses associated with operating our vessels_ Daily TVOE is the sum of daily direct vessel operating expenses, or DVOE, and daily general and administrative expenses.

(10) Daily EBITDA is total EBITDA divided by total vessel calander days.

                      General Maritime Corporation's Fleet
                      ------------------------------------

General Maritime Corporation's fleet as of February 10, 2004 was comprised of 42 wholly owned tankers, consisting of 23 Aframax and 19 Suezinax tankers, with a total of approximately 5.1 million deadweight tons, or dwt. The average age of the Company's fleet as of December 31, 2003 by dwt was 11.8 years compared to
12.3 years as of December 31, 2002. The average age of the Company's Aframax tankers was 12.6 years and the average age of the Company's Suezmax tankers was
10.8 years.

Currently 10 of General Maritime Corporation's Aframax tankers and 18 of its Suezmax tankers are operating on the spot market. 33% of the Company's fleet, 13 Aframax tankers and one of the Company's Suezmax tankers are currently under time charter contracts, compared to 18% under time charter contract as of December 31, 2002.

                                      2003
                                                                  Average
Vessel                 Vessel Type   Expiration Date           Daily Rate (1)
------                 -----------   ---------------           --------------

Crude Progress          Aframax       March 15, 2004           Market Rate (2)
Crude Princess          Aframax       March 31, 2004           Market Rate (2)
Genmar Constantine      Aframax       March 7, 2004 (3)        Market Rate (4)
Genmar Pericles (5)     Aframax       October 2, 2004          $19,700
Genmar Trust (5)        Aframax       October 13, 2004         $19,700
Gemnar Spirit (5)       Aframax       October 15, 2004         $19,700
Genmar Hector (5)       Aframax       November 3, 2004         $19,700
Gemnar Challenger (5)   Aframax       December 6, 2004         $19,700
Genmar Trader (5)       Aframax       December 15, 2004        $19,700
Genmar Champ (5)        Aframax       January 10, 2005         $19,700
Genmar Star (5)         Afiuinax      January 24, 2005         $19,700
Gemnar Endurance (5)    Aframax       February 12, 2005        $19,700
Genmar Alexandra        Aframax       February 20, 2005 (6)    $25,000
Gemnar Orion            Suezmax       May 14, 2004             $20,500


----------
(1) Before brokers' commissions.

(2) The charter provides for a $16,000 per day floating rate based on spot market rates which have no floor and rates above $17,000 per day must be shared with charterer

(3) Termination date is plus or minus 15 days at charterer's election.

(4) The charter provides for a floating rate based on weekly spot market rates which can be no less than and no more than $22,000 per day.

(5) Charterer has the option to extend the time charter for an additional year at the same rate.

If the charterer does not exercise their option, the Company can extend the time charter for an additional year, but at a reduced rate of approximately 20%

(6) Through February 20, 2004, the charter provides for a floating rate based on weekly spot market rates which can be no less than $16,000 per day and no more than $22,000 per day.

Company's primary area of operation is the Atlantic basin. The Company also cf currently has employed in the Black Sea, and Far East to take advantage of market opportunities and to vessels in anticipation of drydockings.

                              Write Down of Vessels
                              ---------------------


The Company recorded an $18.8 million non-cash charge, in the fourth quarter of 2003, relating to the write down of five of its nine single-hull tankers. The non cash charge is due to recent International Maritime Organization (IMO) regulations which are scheduled to take effect April 5, 2005, mandating that single-hull tankers be banned from trading in the majority of oil tanker trades by 2010. Additionally, as a result of the shortened useful lives of these nine vessels, General Maritime's depreciation will increase by approximately $2.1 million per quarter through 2009.

Mr. Georgiopoulos commented, "General Maritime recorded a non-cash charge on five of its nine single-hull vessels which will continue to trade and contribute to earnings until 2010. With 79% of our fleet double-hull or double sided, we are well positioned to benefit from the anticipated phase-out of a large percentage of the worldwide fleet, the positive long-term global demand for oil and the need for a quality operator that adheres to the strictest safety and environmental standards. We are committed to maintaining and strengthening General Maritime's leadership position in the mid-sized tanker industry." Mr. Georgiopoulos concluded, "General Maritime is well positioned to operate the majority of its sizeable fleet in the spot market and continue to benefit from the strong rate environment. In addition to being optimally positioned to fully take advantage of strong markets, the time charters that we have signed in 2003 provide the Company and its shareholders with secured revenue and down side protection. We will continue to look for opportunities to sign time charters that meet our stringent rate requirements."

                       About General Maritime Corporation
                       ----------------------------------

General Maritime Corporation is a provider of international seaborne crude oil transportation services principally within the Atlantic basin which includes ports in the Caribbean, South and Central America, the United States, West Africa, the Mediterranean, Europe and the North Sea. We also currently operate tankers in other regions including the Black Sea and Far East. General Maritime Corporation owns and operates a fleet of 42 tankers - 23 Aframax and 19 Suezmax tankers - making it the second largest mid-sized tanker company in the world, with a carrying capacity of approximately 5.1 million dwt.

                          Conference Call Announcement
                          ----------------------------

General Maritime Corporation announced that it will hold a conference call on Thursday, February 12, 2003 at 8:30 a.m. Eastern Daylight Time to discuss its 2003 fourth quarter and year-end financial results. To access the conference call, dial (719) 457-2728 and ask for the General Maritime Corporation conference call. A replay of the conference call can also be accessed until February 25, 2004 by dialing (888) 203-1112 for U.S. callers and (719) 457-0820 for international callers, and entering the passcode 322490. The conference call will also be simultaneously webcast and will be available on the Company's website, www.GeneralMaritimeCorp.com.

                    "Safe Harbor" Statement Under the Private
                    Securities Litigation Reform Act of 1995
                    ----------------------------------------

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on management's current expectations and observations. Included among the factors that, in the company's view, could cause actual results to differ materially from the forward looking statements contained in this press release are the following: failure of one or more of the contemplated acquisitions to close; changes in demand; a material decline or prolonged weakness in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); and other factors listed from time to time in the company's filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the year ended December 31, 2002 and its subsequent Reports on Form 10-Q and Form 8-K, and its Registration Statements on Form S-4 and Form S-3.


                                                              THREE MONTHS ENDED

                                  Aframax Fleet                       Suezmax Fleet                              Total Fleet

                             December-03   December-02         December-03      December-02              December-03     December-02
                         % Change    Amount        Amount       % Change    Amount       Amount          % Change
                         From Prior  % of Total    % of Total   From Prior  % of Total   % of Total      From Prior
                         Period      for Period    for Period   Period      for Period   for Period      Period     Amount   Amount
                         ------      ----------    ----------   ------      ----------   ----------      ------     ------   ------
Net Voyage Revenues      48.5%       49,579        33,389       419.2%      46,954        9,044          127.5%     96,533   42,433
$1,000's                                 51%           79%                      49%          21%

Average Daily TCE        35.9%       21,929        16,138        39.8%      27,784       19,877           45.3%     24,433   16,812

Time Charter Revenues   207.4%       20,126         6,548                    2,124            -          239.8%     22,250    6,548
$ 1,000's                                90%          100%                      10%           0%

Spot Charter Revenues     9.7%       29,453        26,841       395.7%      44,830        9,044          107.0%     74,283   35,885
$ 1,000's                                40%           75%                      60%         25%

Calendar Days            10.7%        2,390         2,159       280.0%       1,748          460           58.0%      4,138    2,619
                                         58%           82%                      42%          18%

Vessel Operating Days     9.3%        2,261         2,069       271.4%       1,690          455           56.5%      3,951    2,524
                                         57%           82%                      43%          18%

Capacity Utilization     -1.3%         94.6%         95.8%       -2.3%        96.7%        98.9%          -0.9%      95.5%     96.4%

# Days Vessels on
Time Charter             187.7%         912           317                      108            -          221.7%      1,020      317
                                         89%          100%                      11%           0%

# Days Vessels on
Spot Charter            -23.0%        1,349         1,752       247.7%       1,582          455           32.8%      2,931    2,207
                                         46%           79%                      54%          21%

Average Daily Time
Charter Rate              6.8%       22,069        20,656                   19,688            -            5.6%     21,817   20,656

Average Daily Spot
Charter Rate             42.5%       21,834        15,320       42.6%       28,336       19,877           55.9%     25,344   16,260

Daily Direct Vessel
Expenses
(per Vessel)             21.6%        6,136         5,046        27.2%       7,636        6,004           29.8%      6,770    5,215

DailyG&A
(per Vessel)             32.4%        1,756         1,326        32.4%       1,756        1,326           32.4%      1,756    1,326

Total Daily Vessel
Operating Expenses
 (per Vessel)            23.0%        7,892         6,416        31.8%       9,392        7,125           30.4%      8,526    6,541

Average Age of Fleet
at End of Period
(Years)                                12.6          12.3                     10.8         12.2                       11.8     12.3

# Vessels at End
of Period                 4.3%         24.0          23.0       280.0%        19.0          5.0           53.6%       43.0     28.0
                                         56%           82%                      44%          18%

Average Number of
Vessels                  10.6%         26.0          23.5       280.0%        19.0          5.0           58.1%       45.0     28.5
                                         58%           83%                      42%          18%

DWT at End of Period     14.5%        2,513         2,195       285.4%       2,912          756           83.8%      5,425    2,951
1,000's                                 46%           74%                      54%          26%



                                                              TWELVE MONTHS ENDED

                                  Aframax Fleet                       Suezmax Fleet                              Total Fleet

                             December-03   December-02         December-03      December-02              December-03     December-02
                         % Change    Amount        Amount       % Change    Amount       Amount          % Change
                         From Prior  % of Total    % of Total   From Prior  % of Total   % of Total      From Prior
                         Period      for Period    for Period   Period      for Period   for Period      Period     Amount   Amount
                         ------      ----------    ----------   ------      ----------   ----------      ------     ------   ------
Net Voyage Revenues      64.2%      193,487       117,859       416.7%     143,159       27,708          131.3%    336,646  145,567
$1,000's                                 57%           81%                      43%          19%

Average Daily TCE        50.3%       21,568        14,352        75.4%      27,034       15,410           62.3%     23,596   14,542

Time Charter Revenues    83.6%       52,012        28,335                    6,731            -          107.3%     58,743   28,335
$ 1,000's                                89%          100%                      10%           0%

Spot Charter Revenues    58.0%      141,475        89,524       392.4%     136,428       27,708          137.1%    277,903  117,232
$ 1,000's                                51%           76%                      49%         24%

Calendar Days             6.2%        9,251         8,711       205.0%       5,567        1,825           40.6%     14,818   10,536
                                         62%           83%                      38%          17%

Vessel Operating Days     9.2%        8,971         8,212       194.5%       5,296        1,798           42.5%     14,267   10,010
                                         63%           82%                      37%          18%

Capacity Utilization      2.9%         97.0%         94.3%       -3.4%        95.1%        98.5%           1.3%      96.3%     95.0%

# Days Vessels on
Time Charter             64.9%        2,457         1,490                      347            -           88.2%      2,804    1,490
                                         88%          100%                      12%           0%

# Days Vessels on
Spot Charter             -3.1%        6,514         6,722       175.2%       4,949        1,798           34.5%     11,463    8,520
                                         57%           79%                      43%          21%

Average Daily Time
Charter Rate             11.3%       21,172        19,017                   19,402            -           10.2%     20,953   19,017

Average Daily Spot
Charter Rate             63.1%       21,719        13,318       78.9%       27,569       15,410           76.2%     24,243   13,760

Daily Direct Vessel
Expenses
(per Vessel)             11.6%        5,679         5,090        18.5%       7,081        5,973           18.4%      6,207    5,243

DailyG&A
(per Vessel)             35.2%        1,543         1,141        35.2%       1,543        1,141           35.2%      1,543    1,141

Total Daily Vessel
Operaing Expenses
 (per Vessel)            15.9%        7,222         6,231        21.2%       8,624        7,114           21.4%      7,750    6,384

Average Age of Fleet
at End of Period
(Years)                                12.6          12.3                     10.8         12.2                       11.8     12.3

# Vessels at End
of Period                 4.3%         24.0          23.0       280.0%        19.0          5.0           53.6%       43.0     28.0
                                         56%           82%                      44%          18%

Average Number of
Vessels                   6.3%         25.4          23.9       204.0%        15.2          5.0           40.6%       40.6     28.9
                                         63%           83%                      37%          17%

DWT at End of Period     14.5%        2,513         2,195       285.4%       2,912          756           83.8%      5,425    2,951
1,000's                                 46%           74%                      54%          26%




00656.0022 #463267